UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2011

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	001-34139	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102-3110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

HFA INITIATIVE PROGRAM MODIFICATIONS

On November 23, 2011, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) entered into an Omnibus Consent to HFA Initiative Program Modifications (the "Consent") with the U.S. Department of the Treasury ("Treasury"), Fannie Mae (formally known as the Federal National Mortgage Association), and the Federal Housing Finance Agency ("FHFA"), pursuant to which the parties have agreed to specified modifications to the HFA initiative programs, which are described further below.

The terms of the HFA initiative programs were established initially pursuant to a Memorandum of Understanding ("MOU") among the parties entered into on October 19, 2009, as reported on a current report on Form 8-K we filed on October 23, 2009. Pursuant to the HFA initiative programs, we, Fannie Mae and Treasury agreed to provide assistance to state and local housing finance agencies ("HFAs") so that the HFAs could continue to meet their mission of providing affordable financing for both single-family and multifamily housing. Pursuant to this HFA initiative, we, Fannie Mae and Treasury are providing assistance to the HFAs through two primary programs: a temporary credit and liquidity facility program ("TCLFP") and a new issue bond program ("NIBP"). For more information regarding the HFA initiative programs, see "NOTE 3 – CONSERVATORSHIP AND RELATED MATTERS – Housing Finance Agency Initiative" in our Form 10-K for the year ended December 31, 2010, which we filed on February 24, 2011 (the "2010 Form 10-K"). As of September 30, 2011, we had issued guarantees under the TCLFP on securities backed by HFA bonds with unpaid principal balance of $3.1 billion and $7.2 billion in outstanding pass-through securities backed by single-family and multifamily housing bonds issued by HFAs under the NIBP.

Pursuant to the Consent, the parties have agreed to the following modifications to the HFA initiative programs:

• TCLFP. The expiration date for the temporary credit and liquidity facilities will be extended for three years, from December 2012 to December 2015. HFAs that participate in the extension of the TCLFP will be required to develop and submit a plan to Treasury, Freddie Mac and Fannie Mae that includes a summary of the methods the HFAs will use to reduce temporary credit and liquidity facility exposure in the future and that is acceptable to Treasury, Freddie Mac and Fannie Mae. The parties have also agreed to other modifications to the TCLFP, such as pricing changes and additional reporting requirements.

• NIBP. The expiration date for release of escrowed funds for the NIBP will be extended from December 31, 2011 to December 31, 2012. The parties have also agreed to other modifications to the NIBP, such as pricing changes and increased flexibility to use NIBP funds to refund TCLFP-supported bonds.

These modifications will not increase the overall amount of funds allocated to the HFA initiative programs. In addition, Treasury continues to bear the risk of initial losses of principal under the TCLFP and NIBP up to 35% of total original principal on a combined program-wide basis.

DESCRIPTION OF MATERIAL RELATIONSHIPS WITH PARTIES

Discussions of FHFA’s role as our and Fannie Mae’s conservator and regulator are set forth in a current report on Form 8-K we filed on October 23, 2009 under the heading "Description of Material Relationships with Parties to MOU" and are incorporated herein by reference.

Discussions of Treasury’s beneficial ownership of our common stock and our senior preferred stock purchase agreement with Treasury under which Treasury committed to provide us funds are contained in the 2010 Form 10 K under "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE – Transactions with 5% Shareholders" and are incorporated herein by reference.

For more information about the conservatorship (including the rights and powers of FHFA as our conservator) and our agreements with Treasury, see "BUSINESS —Conservatorship and Related Matters" in the 2010 Form 10-K.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

November 30, 2011	By:	Kevin I. MacKenzie

Name: Kevin I. MacKenzie
Title: Vice President and Deputy General Counsel – Securities